Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, August 1, 2012
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS RECORD SECOND QUARTER RESULTS

CASH GENERATED FROM OPERATIONS SURGES 41 PERCENT

NORTHBROOK, IL — August 1, 2012 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported record results for the second quarter ended June 30, 2012.

•                  Net sales of $306 million up $91 million, or 43 percent, versus prior year

•                  Net income of $18.4 million up 1.3 percent versus 2011

•                  Adjusted EBITDA of $50 million up $6 million, or 13 percent, versus prior year

•                  Diluted EPS of $0.39 up $0.01 per share, or 3 percent, versus 2011

•                  Adjusted diluted EPS of $0.42 up $0.03 per share, or 8 percent, versus prior year

•                  Unfavorable foreign exchange rates impacted EPS by $0.03 versus prior year

•                  $50 million voluntary loan prepayment made in second quarter of 2012

Roger W. Stone, Chairman and Chief Executive Officer, stated, “Our operations ran well during the quarter resulting in record second quarter results. Our mills produced a record 390,000 tons of paper for the quarter. The USC acquisition also performed well and added $10 million in adjusted EBITDA. Average selling prices of $623 per ton increased by $15 per ton compared to the first quarter of 2012, reflecting product mix improvements and a recovery of export containerboard prices as expected. Record free cash flow enabled us to make a $50 million voluntary loan repayment which will greatly reduce future interest charges. Finally in mid-July we announced a $50 per ton increase for containerboard effective with shipments beginning in mid-August.”

Second Quarter Operating Highlights

Consolidated net sales of $306.3 million in the second quarter of 2012 increased by $91.5 million, or 42.6 percent compared to $214.8 million for the 2011 second quarter. The increase is primarily due to the USC acquisition which added $97.2 million of additional revenue based on selling 1.6 billion square feet of corrugated products compared to none in 2011. In 2012’s second quarter, 324,000 tons of paper were sold compared to 329,000 tons a year earlier. The Company’s average selling price decreased by $10 primarily from lower export containerboard prices which have been recovering since bottoming out in March.

Operating income of $32.5 million for the 2012 second quarter increased by $1.8 million, or 6.0 percent, compared to the 2011 second quarter. The improved financial performance primarily reflect benefits from the acquisition partially offset by lower selling prices, lower sales volume, unfavorable foreign exchange rates, inflation on input costs and acquisition start up expenses.

Unfavorable foreign exchange rates resulting from the strengthening of the U.S. dollar compared to the euro reduced diluted earnings per share by approximately $0.03.

Interest expense, net was $2.3 million for the second quarter of 2012, up $1.7 million from a year ago as a result of higher debt balances associated with the acquisition. At June 30, 2012, the interest rate on the majority of the Company’s debt was 2.24 percent. Amortization of debt issuance costs of $0.9 million for the second quarter of 2012 increased by $0.5 million from a year ago due to costs associated with the Company’s new credit agreement.

The effective tax rate for the 2012 second quarter was 36.0 percent compared to 38.6 percent for the 2011 second quarter and increased diluted earnings per share by $0.02. The lower effective tax rate is due to a higher expected benefit from the domestic manufacturing deduction. For 2012, the Company estimates its cash tax rate to be about 10 percent reflecting utilization of net operating losses and the cellulosic biofuel tax credit.

Cash Flow and Working Capital

Cash and cash equivalents decreased by $10.4 million in the quarter ended June 30, 2012, to $9.7 million reflecting $57.2 million of net cash provided by operating activities, $16.5 million of cash used by investing activities and $51.0 million of cash used by financing activities which included a $50.0 million voluntary loan prepayment.

Capital expenditures for the second quarter of 2012 totaled $16.5 million. The Company estimates $64.0 million of capital expenditures for the year.

In May 2012, the Company amended its credit agreement by increasing the amount available under its “accordion” provision from $300.0 million to $450.0 million.

At June 30, 2012, the Company had approximately $131.3 million of working capital and $142.4 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “We experienced the typical seasonal pickup expected in the second quarter. Our backlogs are strong and our operations are running well. Our cash flows and balance sheet are strong and provide us with much flexibility. We are in an excellent position to continue to grow the Company profitably.”

Conference Call

KapStone will host a conference call at 11 a.m. EDT, Thursday, August 2, 2012, to discuss the Company’s financial results for the 2012 second quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 866.783.2140
International: 857.350.1599
Participant Passcode: 65901802

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at http://earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (http://streetevents.com) a password-protected event management site.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is a leading North American producer of unbleached kraft paper and corrugated products. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes three paper mills and 14 converting plants across the eastern and midwestern US. The business employs approximately 2,700 people.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs and (7) the income tax impact of the federal incentive program for cellulosic biofuel producers. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2012	2011	%	2012	2011	%

Net sales	$306,259	$214,786	42.6%	$606,102	$421,524	43.8%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	213,335	143,143	-49.0%	427,409	285,794	-49.6%
Depreciation and amortization	15,327	12,778	-19.9%	30,503	24,569	-24.2%
Freight and distribution expenses	27,936	19,681	-41.9%	53,679	37,510	-43.1%
Selling, general and administrative expenses	17,436	8,866	-96.7%	35,008	18,172	-92.6%
Other operating income	230	290	-20.7%	428	578	-26.0%
Operating income	32,455	30,608	6.0%	59,931	56,057	6.9%

Foreign exchange gain / (loss)	(508)	45	-1228.9%	(388)	335	-215.8%
Interest expense, net	2,296	640	-258.8%	4,669	1,327	-251.8%
Amortization of debt issuance costs	897	437	-105.3%	1,803	847	-112.9%
Income before provision for income taxes	28,754	29,576	-2.8%	53,071	54,218	-2.1%
Provision for income taxes	10,350	11,417	9.3%	19,104	20,928	8.7%
Net income	$18,404	$18,159	1.3%	$33,967	$33,290	2.0%

Net income per share:
Basic	$0.39	$0.39		$0.73	$0.72
Diluted	$0.39	$0.38		$0.71	$0.70

Weighted-average number of shares outstanding:
Basic	46,620,354	46,250,362		46,555,990	46,172,108
Diluted	47,744,589	47,416,400		47,792,980	47,435,487

Effective tax rate	36.0%	38.6%		36.0%	38.6%

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,683	$8,062
Trade accounts receivable, net of allowances	114,723	108,320
Other receivables	6,721	11,247
Inventories	109,947	110,054
Prepaid expenses and other current assets	6,979	4,207
Deferred income taxes	11,770	10,048
Total current assets	259,823	251,938

Plant, property and equipment, net	566,151	567,195
Other assets	4,209	4,313
Intangible assets, net	59,282	63,715
Goodwill	235,334	237,193
Total assets	$1,124,799	$1,124,354

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$6,094
Other current borrowings	1,552	—
Accounts payable	84,263	81,051
Accrued expenses	22,579	21,217
Accrued compensation costs	20,136	27,445
Total current liabilities	128,530	135,807

Long-term debt, net of current portion	293,355	335,635
Accrued pension and post-retirement benefits	10,230	10,676
Deferred income taxes	96,687	84,316
Other liabilities	11,157	11,642
Total other liabilities	411,429	442,269

Stockholders’ equity:
Common stock $.0001 par value	5	5
Additional paid-in capital	235,123	230,665
Retained earnings	352,035	318,068
Accumulated other comprehensive loss	(2,323)	(2,460)
Total stockholders’ equity	584,840	546,278
Total liabilities and stockholders’ equity	$1,124,799	$1,124,354

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating activities:
Net income	$18,404	$18,159	$33,967	$33,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,327	12,778	30,503	24,569
Stock-based compensation expense	1,264	763	3,577	2,521
Excess tax benefits from stock-based compensation	(1,051)	(692)	(1,496)	(758)
Amortization of debt issuance costs	897	437	1,803	847
Loss on disposal of fixed assets	523	56	591	182
Deferred income taxes	8,526	7,156	14,728	14,291
Changes in operating assets and liabilities	13,319	1,981	(6,673)	(21,850)
Net cash provided by operating activities	$57,209	$40,638	$77,000	$53,092

Investing activities:
KPB acquisition earn-out payment	$—	$—	$—	$(49,700)
USC acquisition	—	—	(314)	—
Capital expenditures	(16,549)	(8,236)	(27,454)	(12,914)
Net cash used in investing activities	$(16,549)	$(8,236)	$(27,768)	$(62,614)

Financing activities:
Proceeds from revolving credit facility	$1,400	$—	$39,400	$7,600
Repayments on revolving credit facility	(1,400)	—	(39,400)	(7,600)
Repayments of long-term debt	(50,000)	(4,709)	(50,000)	(9,418)
Proceeds from other current borrowings	—	—	3,398	2,273
Repayments on other current borrowings	(925)	(618)	(1,846)	(1,235)
Loan amendment costs	(45)	—	(45)	(244)
Payment of withholding taxes on vested restricted stock awards	(1,179)	(866)	(1,179)	(866)
Proceeds from exercises of stock options	55	443	475	621
Excess tax benefits from stock-based compensation	1,051	692	1,496	758
Proceeds from issuance of shares to ESPP	—	—	90	97
Net cash used in financing activities	$(51,043)	$(5,058)	$(47,611)	$(8,014)

Net increase / (decrease) in cash and cash equivalents	(10,383)	27,344	1,621	(17,536)
Cash and cash equivalents-beginning of period	20,066	22,478	8,062	67,358
Cash and cash equivalents-end of period	$9,683	$49,822	$9,683	$49,822

KapStone Paper and Packaging Corporation

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$18,404	$18,159	$33,967	$33,290
Interest expense, net	2,296	640	4,669	1,327
Amortization of debt issuance costs	897	437	1,803	847
Provision for income taxes	10,350	11,417	19,104	20,928
Depreciation and amortization	15,327	12,778	30,503	24,569
EBITDA (Non-GAAP)	$47,274	$43,431	$90,046	$80,961

Acquisition start up expenses	1,382	—	2,605	—
Stock-based compensation expense	1,264	763	3,577	2,521
Adjusted EBITDA (Non-GAAP)	$49,920	$44,194	$96,228	$83,482

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$18,404	$18,159	$33,967	$33,290
Acquisition start up expenses	885	—	1,667	—
Stock-based compensation expense	809	468	2,289	1,548
Adjusted Net Income (Non-GAAP)	$20,098	$18,627	$37,923	$34,838

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.39	$0.39	$0.73	$0.72
Acquisition start up expenses	0.02	—	0.04	—
Stock-based compensation expense	0.02	0.01	0.05	0.03
Adjusted Basic EPS (Non-GAAP)	$0.43	$0.40	$0.82	$0.75

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.39	$0.38	$0.71	$0.70
Acquisition start up expenses	0.02	—	0.03	—
Stock-based compensation expense	0.01	0.01	0.05	0.03
Adjusted Diluted EPS (Non-GAAP)	$0.42	$0.39	$0.79	$0.73